Exhibit 11

                             MICRON TECHNOLOGY, INC.

                        Computation of Per Share Earnings
                 (Amounts in millions except for per share data)



                                                                            November 28,               November 30,
Quarter Ended                                                                      1996                      1995
-----------------------------------------------------------------------------------------------------------------

PRIMARY

     Weighted average shares outstanding                                           209.1                     206.7
     Net effect of dilutive stock options                                            4.9                      10.5
                                                                                 -------                   -------
     Total shares                                                                  214.0                     217.2
                                                                                 =======                   =======

     Net income                                                                  $  20.6                   $ 328.5
                                                                                 =======                   =======

     Primary earnings per share                                                  $  0.10                   $  1.51
                                                                                 =======                   =======

FULLY DILUTED

     Weighted average shares outstanding                                           209.1                     206.7
     Net effect of dilutive stock options                                            5.4                      10.5
                                                                                 -------                   -------
     Total shares                                                                  214.5                     217.2
                                                                                 =======                   =======

     Net income                                                                  $  20.6                   $ 328.5
                                                                                 =======                   =======
     Fully diluted earnings per share                                            $  0.10                   $  1.51
                                                                                 =======                   =======

                                       15